UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2012

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Kendall Square
Building 700
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                           Entry into a Material Definitive Agreement

On July 30, 2012, Helicos BioSciences Corporation (“Helicos,” the “Company” or “us”) entered into a License Agreement (the “License Agreement”) with Intelligent Biosystems, Inc. (“Intelligent Biosystems”), pursuant to which the Company licensed certain patents related to nucleotide composition and light systems for analyzing nucleic acid samples (U.S. Patent Nos. 6,309,836, 6,639,088, 7,276,720, 7,279,563, 7,593,109, 7,948,625 and 8,094,312) to Intelligent Biosystems on a world-wide, non-exclusive basis in exchange for a one-time fee of $1.6 million. Pursuant to the Risk Premium Agreement the Company has in place with Atlas Venture and Flagship Ventures (the “Purchasers” or “Bridge Note Purchasers”), the Purchasers are entitled to sixty percent of the net proceeds from the sale of these assets, or approximately $900,000.

The foregoing description of the License Agreement is subject to, and qualified in its entirety by, reference to the License Agreement, a copy of which is included as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 8.01                                           Other Events

Following the closing of the License Agreement, we had $2.2 million in cash and cash equivalents.  Notwithstanding the receipt of proceeds from the License Agreement, we require substantial additional funding in order to continue our operations. If we are unable to successfully raise additional capital, we may have to cease operations and/or seek bankruptcy protection. If we are required to seek protection from our creditors through a bankruptcy filing, it is likely that there would be little or no assets available for payment or distribution to our stockholders, and that our stockholders will lose their entire investment in us. In addition, to seeking additional funding we are actively exploring a variety of strategic transactions, including the monetization of certain claims in the Company’s ongoing patent infringement litigation, sale, license or other disposition of a portion of our assets in order to raise funding, or the potential sale of all or substantially all our assets or a sale of the Company. We believe it is very unlikely that stockholders would receive any significant value from any such transaction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a safe harbor for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this Form 8-K are forward-looking. In particular, the statements herein regarding our ability to raise capital or finance our operations and statements preceded by, followed by or that include the words “intends”, “estimates”, “plans”, “believes”, “expects”, “anticipates”, “should”, “could” or similar expressions, are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. We assume no obligation to update this forward-looking information.   A discussion of the risk factors facing us can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other reports and filings with the Securities and Exchange Commission

Item 9.01                                           Financial Statements and Exhibits

(d)                                           Exhibits

Exhibit No.	Description

10.1	License Agreement, dated as of July 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: August 6, 2012	Name:	Jeffrey R. Moore
	Title:	Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	License Agreement, dated as of July 30, 2012